                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

------------------------------------
THE UNITED COMPANY SHAREHOLDER GROUP




REGARDING BIRMINGHAM STEEL CORPORATION

Table of Contents
--------------------------------------------------------------------------------

     A.   Executive Summary

     B.   Birmingham Steel's Current Situation

     C.   Background of Events

     D.   The Announced Restructuring Plan

     E.   The United Company Shareholder Group

     F.   The New Plan

     G.   Change of Control Implications

-------------------------------------------------------------------------------


                               EXECUTIVE SUMMARY


-------------------------------------------------------------------------------

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------



Introduction


        - As shareholders of Birmingham Steel Corporation ("Birmingham" or the "Company"), we have become dissatisfied with the Company's performance in recent years

        - We have formed The United Company Shareholder Group (the "Group") to nominate nine persons for election as directors of the Company

        - We have slated John D. Correnti, former Chief Executive Officer of Nucor Corporation, to be the Chief Executive Officer of the Company

        IMPORTANT DATES

        - Birmingham has set October 7, 1999 as the record date for the Group's solicitation of written consents

        - Birmingham has set December 2, 1999 for its annual shareholder meeting

            - Shareholders of record as of October 19, 1999 are entitled to vote


              ----------------------------------------------------
              IN ORDER TO INSTALL MR. CORRENTI AS CEO, WE NEED YOU
                       TO VOTE FOR OUR DIRECTOR NOMINEES
              ----------------------------------------------------



----------------------------------------------------------------------------  1

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Birmingham Steel Stock Price Performance June 30, 1996 to Present


(Graph of Birmingham Steel Stock Performance from June 28, 1996 to October 1, 1999)

12/2/96  -  Completes acquisition of Atlantic Steel's Cartersville facility

3/7/97   -  Announces promising results from start-up projects

3/21/97  -  Issues profit warning for 3Q97 results due to unexpectedly high start-up costs

9/26/97  -  Invests $14.0 mm in Laclede Steel

4/15/98  -  Announces 3Q99 loss of $4.1 mm amid $14.0 mm start-up costs, primarily at Memphis

8/12/98  -  Announces net loss of over $4 mm for 4Q98; Laclede announces violations of loan covenants

11/30/98 -  Laclede Steel files for bankruptcy

7/30/99  -  The United Company Shareholder Group announces proxy contest;
            intention to name John D. Correnti as CEO

8/18/99  -  Announces strategic restructuring, including sale of the SBQ division



----------------------------------------------------------------------------  2

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Destruction of Shareholder Value - Birmingham Steel
(Dollars in Millions)


Market Value of Equity
----------------------
June 30, 1996       $472.3
June 30, 1999       $126.0

Total Market Capitalization (including debt)
--------------------------------------------
June 30, 1996       $779.8
June 30, 1999       $657.5



----------------------------------------------------------------------------  3

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Ineffective Current Management


   "WE HAVE SELECTED A CORE GROUP OF WORLD-CLASS SUPPLIERS FROM OUR MEMPHIS PROJECT. THESE VENDORS WERE CHOSEN BECAUSE OF THEIR COMMITMENTS TO QUALITY,
      COST CONTROL AND THEIR ABILITY TO WORK ON AN AGGRESSIVE TIMETABLE"

             - Robert A. Garvey, current CEO of Birmingham Steel, June 27, 1996

        -   Continued start-up costs at the Memphis facility

            - Twenty-five months after commencement of Memphis initial start-up in November 1997 and capital costs of over $220 million

        - Cartersville rolling mill project, which cost the Company $150 million ($80 million over budget), is still generating losses and additional start-up costs

            -   Estimated $26 million in start-up costs

            -   Total investment in Cartersville exceeds $275 million

        - Fiscal 1997 investment in Pacific Coast Recycling - written off after three years of operating losses

        - September 1997 investment of $15 million in Laclede Steel Company - written off after nine months

        - November 1996 investment in Birmingham Southeast LLC - has never returned a profit

        - Since 1996, Birmingham has nearly doubled its Sales and Administrative employees to 256



----------------------------------------------------------------------------  4

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Self-Serving Actions


        - Despite owning less than 1% of the voting shares outstanding (a), THE CURRENT MANAGEMENT AND BOARD OF DIRECTORS HAVe INCREASED THE ALREADY LUCRATIVE GOLDEN PARACHUTES to most executive recipients by 50%

            - Totaling $15.5 million, or more than $0.50 per common share, at the expense of you and us, the remaining 99% shareholders

        - As of September 30, 1999, Birmingham's outside Directors owned a total of 75,309 voting shares (a) of your company - 0.25% of the total shares outstanding

        - The only purchase of common shares by the Directors over the last two years was a total of 4,000 shares - token investments by two new Directors

        - In April 1999, the Directors abandoned the long standing practice of receiving their retainer as 1,500 shares of common stock and established a fixed retainer of $30,000 to be issued in shares

        - In fiscal year 1999, the Directors awarded over 900,000 option shares to current Management

            - Mr. Garvey received 19% and the other four top managers received 38%


-------------------------------------------
(a) Excludes options and restricted shares.



----------------------------------------------------------------------------  5

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Self-Serving Actions (cont'd)


- The preponderance of options were issued at $4.75 per share - the usual five year vesting was circumvented by vesting at slight increases in the share closing price on the New York Stock Exchange for 30 consecutive days

    -   The shares vest in increments of twenty percent

        -   The first 20% vest at $5.75 per share

        -   The second 20% at $7.00 per share

        -   The third 20% at $8.50 per share

        -   The fourth 20% at $10.25 per share

        -   And the remaining 20% vest at $12.25 per share

    - THE GROUP BELIEVES THE EFFECT OF THE PROXY CONTEST HAS CAUSED THE VESTING OF 40% OF THE OPTIONS



   ON SEPTEMBER 2, 1999, AFTER BIRMINGHAM WAS IN DEFAULT ON ITS DEBT AGREEMENTS AND SHAREHOLDERS' EQUITY HAD BEEN ALMOST 50%, THE DIRECTORS VOTED TO INCREASE THE GOLDEN PARACHUTES BY APPROXIMATELY 50%



----------------------------------------------------------------------------  6

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Consistent Failure to Meet Wall Street Analysts' Expectations


    WE BELIEVE CURRENT MANAGEMENT HAS LOST THE CONFIDENCE OF THE INVESTMENT
        COMMUNITY BY CONSISTENTLY MISSING ANALYSTS' EARNINGS ESTIMATES

(Graph comparing First Call Consensus EPS estimates to Actual EPS Reported by Birmingham Steel for the period from December 31, 1995 to June 30, 1999)



----------------------------------------------------------------------------  7

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Announced Restructuring Plan

        BIRMINGHAM'S RESTRUCTURING PLAN, ANNOUNCED ON AUGUST 18, 1999,
                       IS DEFICIENT IN A NUMBER OF AREAS

STRATEGY

- Sale of the "SBQ business" and after-tax provision of $173.2 million for expected loss on sale

IMPLICATION

-   Current management incapable of fixing business

    -   Therefore must sell at any price

    -   Selling during cyclical low and after poor recent performance

    -   Expected proceeds less than half the over $600 million invested to date

-   Losses until sale must still be funded

-   Exiting DRI purchase agreements likely to increase losses

- Properly managed, the SBQ assets have significant potential to refinance the Company



----------------------------------------------------------------------------  8

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Restructuring Plan - Analyst Comments


             BIRMINGHAM'S RESTRUCTURING ANNOUNCEMENT HAS BEEN MET
           WITH DISFAVOR BY SOME MEMBERS OF THE INVESTMENT COMMUNITY


- "We view the restructuring plan that Birmingham Steel announced last night as a disappointment..."

- "We believe the current market value is likely less than half of the approximately $650 million that has been invested in them to-date due to the fact that the steel market is at a cyclical low and that the recent performance at the three assets has been poor."

- "This [the sale of the SBQ business and DRI facility] would leave the company with an enterprise value of about $525 million and EBITDA of less than $100 million, implying that the company is fairly valued at the current share price [$8.00]."

- "WE BELIEVE THAT THE BETTER SITUATION FOR SHAREHOLDERS WOULD BE FOR CURRENT OR NEW MANAGEMENT TO COMPLETE THE START-UP OF THE ASSETS AND AWAIT THE CYCLICAL RECOVERY OF THE MARKET BEFORE MAKING A RESTRUCTURING DECISION."

               - Scott Morrison
                 Donaldson, Lufkin & Jenrette Equity Research, August 19, 1999


---------------------------------
Note: Permission to use these quotations was sought and granted.



----------------------------------------------------------------------------  9

EXECUTIVE SUMMARY
-------------------------------------------------------------------------------
Summary of the New Plan


    -   Provide effective management leadership

    -   Operate core facilities at or above nameplate capacity

    -   Re-establish customer relationships and confidence

    -   Fix the Memphis melt shop and operations at Cartersville

    -   Repair the balance sheet

    -   GROW, NOT SHRINK, THE COMPANY



---------------------------------------------------------------------------- 10

-------------------------------------------------------------------------------

                      BIRMINGHAM STEEL'S CURRENT SITUATION

-------------------------------------------------------------------------------

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Relative Stock Price Performance June 30, 1996 to Present


(Graph of Relative Stock Price Performance between Birmingham Steel, S&P 400, and Mini-Mill Composite from June 30, 1996 to November 4, 1999)

(a) Mini-mill composite includes Co-Steel, Commercial Metals, IPSCO, Keystone Consolidated, Nucor Corp., Northwestern Steel and Wire, Quanex Corp., Oregon Steel, Roanoke Electric Steel Corp., Schnitzer Steel, Steel Dynamics and Texas Industries



---------------------------------------------------------------------------- 12

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Financial Performance of Comparable Companies


Average Annual Shareholder Return (a)
------------------------------------
                              %
                            -----
Roanoke                      28.4
IPSCO                        15.3
TXI                          10.5
Quanex                        1.6
CMC                         - 1.9
Nucor                       - 2.8
Timken                      - 2.9
Steel Dynamics              - 4.5(c)
Oregon                      - 6.0
Co-Steel                    - 8.8
Schnitzer                   -13.0
Keystone                    -16.8
Birmingham                  -19.6
NWSW                        -49.3

Average Annual Return on Equity (b)
-----------------------------------
                              %
                             ----
Keystone                     18.9
TXI                          17.1
Roanoke                      17.0
Nucor                        15.6
Timken                       14.8
CMC                          12.4
IPSCO                        12.1
Quanex                        9.5
Steel Dynamics                8.3(c)
Schnitzer                     8.2
Oregon                        4.8
Co-Steel                      2.5
NWSW                          0.7
Birmingham                  -20.5


------------
(a) Source: Fact Set. Represents the average annual shareholder return through dividends and stock price appreciation over the last three years ended October 1, 1999.

(b) Source: Fact Set. Represents the average annual return on equity for the last three fiscal years. Includes all fiscal years ended as of June 30, 1999. Birmingham Steel average reflects FY 1999 net loss of $224.2mm and post restructuring stockholders' equity of $230.7mm, as reported in the company's September 15, 1999 14A filings.

(c) Steel Dynamics calculated from November 30, 1996.



---------------------------------------------------------------------------- 13

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
The Debt Reported


     CURRENT MANAGEMENT RECENTLY ANNOUNCED THAT THEY REDUCED TOTAL DEBT BY $89 MILLION DURING FOURTH QUARTER 1999 . . . BUT A CLOSER LOOK REVEALS:

        $ 610 million      March 31, 1999 reported total debt per Company 10-Q

        $ (67 million)     4Q99 reclassification of debt as a leveraged lease at Cartersville

        $ (14 million)     Inventory liquidation

        $  (8 million)     Actual debt reduction from 4Q99 operating cash flows
        -------------

        $ 522 million      Reported total debt at June 30, 1999

   ADDING BACK:

        $  67 million      Debt reclassification mentioned above

        $  85 million      Debt previously reclassified as a leveraged lease at Memphis and a tax lease at Cartersville

        $  29 million      Incremental Revolver Debt since June 30, 1999
        -------------

        $ 703 MILLION      TOTAL DEBT OBLIGATIONS AT SEPTEMBER 30, 1999(A)
        =============



---------------------------
(a) Does not include $178.9 million debt default of AIR in which the Company has "50% ownership interest."



---------------------------------------------------------------------------- 14

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Report Summary Financial Data
(Dollars in Millions)


     MR. TODD'S LAST FISCAL YEAR AS CEO OF BIRMINGHAM WAS 1995 . . . UNDER MR. TODD'S LEADERSHIP, BIRMINGHAM'S INCOME FROM CONTINUING OPERATIONS WAS
        $36.9 MILLION COMPARED TO $3.3 MILLION IN 1999 UNDER MR. GARVEY


                                                         FISCAL YEAR ENDED JUNE 30,
                                             -----------------------------------------------
                                              1995      1996      1997      1998       1999
                                             ------    ------    ------    ------    -------

Net Sales                                    $574.6    $564.3    $667.7    $836.9    $ 709.9

Pre-tax Income from Cont. Operations         $ 61.5    $ (1.9)   $ 32.7    $ 42.9    $  18.1

Provision for Income Taxes (Benefit)           24.6      (0.7)     12.9      15.0       14.8
                                             ------    ------    ------    ------    -------

INCOME (LOSS) FROM CONT. OPERATIONS          $ 36.9    $ (1.3)   $ 19.8    $ 27.9    $   3.3

Income (Loss) from Discont. Operations       $ 13.7    $ (0.9)   $ (5.4)   $(26.3)   $(227.5)

NET (LOSS) INCOME                            $ 50.6    $ (2.2)   $ 14.4    $  1.6    $(224.2)
                                             ------    ------    ------    ------    -------


---------------------------------------
Source: Birmingham Steel Annual Report.



---------------------------------------------------------------------------- 15

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Poor Operating Supervision and Inadequate Leadership


   "WHILE START-UP RISK IS A FACT OF LIFE IN THE STEEL INDUSTRY, MOST OF THE COMPANY'S SPENDING IS ON PROVEN TECHNOLOGY. CONSEQUENTLY PRODUCTION PROBLEMS
                        ARE NOT LIKELY TO BE MAJOR."(A)


                             The Memphis Facility

-   Began operations at the $220 million melt shop in November 1997

    -   Originally announced that mill would operate at 800,000 tpy by June
        1998

    -   Forecast pushed back several times

-   Forty-five percent operating capacity not reached until March 1999

    -   Sixteen months after start-up

- The Group believes the problem at Memphis is lack of leadership, repeated management turnover and poorly trained personnel and supervisors

                   Quarterly Pre-Operating/Start-up Costs(b)

(U.S. Dollars in millions)

1Q98                $ 2.2
2Q98                $ 6.5
3Q98                $12.8
4Q98                $ 9.0
1Q99                $ 9.5
2Q99                $ 7.3
3Q99                $14.8

-------------------------------------
(a) Michelle Applebaum, Salomon Smith Barney Equity Research, November 20, 1997. Permission to use this quotation was neither sought nor granted.

(b) Source: Company public filings

---------------------------------------------------------------------------- 16

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Management of Start-Up Operations


AMERICAN STEEL & WIRE ("AS&W")

    -   SBQ business purchased in November 1993

        - Despite its inefficient facilities, AS&W was profitable until the quarter ended June 1996, contributing $13.7 million in profits in fiscal 1995

        -   Has lost money ever since

    - Birmingham planned to build a world-class bar mill at AS&W's facilities in Cleveland, OH and supply it with high quality billets from a new EAF melt shop in Memphis, TN

        - The start-up problems at Memphis, however, have plagued the Cleveland facility, preventing it from achieving stable operations (i.e., lost customers, late deliveries, poor yields, outsourcing higher-priced billets from third parties)

        -   The Birmingham SBQ business remains unprofitable

    - Current Birmingham management recently took a $173.2 million charge for expected losses on its intended sale of the SBQ business

        -   We expect the loss on sale to be even greater

    - The cost of exiting purchase commitments related to this unit's 50% owned DRI facility is likely to further the loss on sale of the SBQ business



---------------------------------------------------------------------------- 17

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Management of Start-Up Operations (con't)


BIRMINGHAM SOUTHEAST LLC


    - Eighty-five percent owned joint venture formed in December 1996 to produce merchant and rebar products

        - The Company contributed its profitable Jackson, MS mill, paid $43 million in cash for its partner's marginally profitable Cartersville, GA facilities, and assumed $44 million in liabilities related to those facilities

    - Birmingham Southeast assumed management of Cartersville and closed the 12" rolling mill

        - Began $18 million melt shop upgrade and a planned $70 million installation of mid-section rolling mill at Cartersville

    - Cartersville rolling mill originally planned as $70 million investment to start-up in 1998

        - Did not start until March 1999 at total cost of approximately $150 million
        - All electrical controls must be replaced before reaching design capacity

    - This approximately $255 million total investment is STILL IN THE START-UP MODE

        - Current management estimates additional six to nine months before mill fully operational
        - Combined operating and start-up costs of $14.2 million during Fiscal 1998 and 1999
        -   Expects $12 million in additional start-up expenses in Fiscal 2000



---------------------------------------------------------------------------- 18

BIRMINGHAM STEEL'S CURRENT SITUATION
-------------------------------------------------------------------------------
Management of Other Investments


LACLEDE STEEL COMPANY

    - Purchased 25% stake and voting control from IVACO for $15 million in September 1997

        - At the time, Laclede had unfunded pension and OPEB liabilities of over $130 million, long- term debt of $107 million and shareholders' equity of just $17 million

    - From September 1997 to June 1998, Birmingham recognized $2.7 million in losses from this investment

    - Less than a year after the original purchase, Birmingham wrote off its remaining $12.3 million investment in Laclede

PACIFIC COAST RECYCLING ("PCR")

    - Joint venture with Mitsui & Co. Ltd, purchased a Long Beach, CA export scrap operation during Fiscal 1997

    -   Operation has never been profitable

        - Burdened by obligations under an operating lease that requires PCR to pay approximately $3.8 million per year through 2019

    -   Birmingham wrote off its $19.3 million investment in PCR

        -   Less than three years after its initial investment



---------------------------------------------------------------------------- 19

-------------------------------------------------------------------------------

                              BACKGROUND OF EVENTS

-------------------------------------------------------------------------------

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the Restructuring Program


    - At an April 21, 1999 conference call and during a speech on May 6-7, Mr. Garvey declared that Memphis was at "Breakeven level", "No further start-up cost" necessary

    - On or about July 9, 1999, Birmingham participated in a bid for the bankrupt SBQ assets of Qualitech

    - On July 27, 1999, Birmingham amended the Revolver Credit Agreement (the "Third Amendment") with BankAmerica ("BA"), as agent, the other lenders (including BA) and the swing-line lender

        - The Third Amendment was required when Birmingham advised lenders that it "may not be able to make certain certifications" with respect to interest coverage ratios in its agreements with its $280 million Senior Note Holders, its $300 million Revolver and letters of credit underlying its Capital Lease and Industrial Revenue Bonds

        - The Credit Agreement lenders agreed to suspend the Default Provisions until September 30, 1999 in return for an increase in fees and interest charges as of the date of the Third Amendment

        - The July 27, 1999 Third Amendment was not publicly disclosed until a SEC 8-K filing on September 29, 1999



---------------------------------------------------------------------------- 21

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the Restructuring Program (cont'd)


    - On August 18, 1999, Birmingham announced a Restructuring Program - sale of the SBQ business and its 50% ownership interest in American Iron Reduction ("AIR")

    - On September 15, 1999, Birmingham announced the fourth quarter of fiscal year 1999 Operating Results and the financial consequences of its restructuring program

    - On September 28, 1999, the Credit Agreement was amended for the fourth time (the "Fourth Amendment")

        - The Fourth Amendment was disclosed in a SEC 8-K filing on September 30, 1999 in which the lenders agreed to forebear "their Rights and Remedies" under certain Default Provisions in return for additional valuable consideration

        -   The lenders also required a weekly cash forecast from the Company

        - BIRMINGHAM'S PRESS RELEASE ON SEPTEMBER 29, 1999 FAILED TO MENTION THAT IT WAS IN DEFAULT OF ITS DEBT COVENANTS WITH RESPECT TO INTEREST COVERAGE, MINIMUM NET WORTH AND FAILURE TO FILE ITS ANNUAL REPORT WITHIN 90 DAYS AFTER THE END OF THE FISCAL YEAR



---------------------------------------------------------------------------- 22

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the Restructuring Program (cont'd)


    - The concession granted to the lenders in the Third and Fourth Amendments were consolidated in a Fifth Amendment dated October 12, 1999 and extended to all creditors

        - Further increased fees and interest rates and extended coverage to the Private Placement Note Holders

        - Collateralized the Debt Holder with the remaining unencumbered assets of the Company

        -   Additionally, the Fifth Amendment requires that Birmingham:

              -   Submit a monthly financial plan to the lenders,

              -   Hold a quarterly financial conference with the lenders,

              -   Limit capital expenditures,

              -   Maintain minimum net worth of $188 million, and

              - Report separate financial statements on both the Company's Continuing Operations and its Consolidated Operations



---------------------------------------------------------------------------- 23

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the Restructuring Program (cont'd)


CURRENT CONDITION OF BIRMINGHAM

    - Birmingham's current condition was the consequence of the disastrous results of the SBQ business in the fourth quarter of fiscal year 1999

        - Birmingham was in default on its $280 million Senior Notes, $300 million Revolver, and letters of credit underlying its Capital Lease and Industrial Revenue Bonds

        - Its balance sheet was dramatically affected with approximately 50% of shareholders' equity eliminated

        -   Lenders effectively assumed control of the Company

LENDERS & COMPANY PLAN

    - As discussed in Mr. Garvey's interview with American Metal Market, his intention is to finalize the sale of the SBQ business prior to the December 2, 1999 Annual Shareholder Meeting

    - Disregard potential effect of violating the newly established net worth requirement of $188 million (e.g., cash proceeds may not exceed book value of the SBQ assets)

    - Disregard effect of the disposal of the 50% interest in AIR and the DRI off-take agreement

        -   Cash proceeds from sale
        -   Need for additional reduction in shareholders' equity
        -   Long-term future of the Company

    - In the future, substantially all of Birmingham's cash will be controlled by its lenders



---------------------------------------------------------------------------- 24

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
A New Approach

The United Group's Plan


    - Complete Consent Action before December 2, 1999 and have the ability to change management prior to Annual Shareholder Meeting

        - Try once again to appeal to current Directors to nominate a compromise Board to circumvent Default Provisions of debt agreements

    - If the Group fails to obtain proxies for Consent Action, the Group intends to replace current Directors at the Annual Shareholder Meeting

    - If a binding agreement to sell the SBQ business has not been executed, present to lenders a plan to fix Memphis, including

        - Marketing plan based on 1,100,000 tons of quality production from Memphis

            - $10 million additional expenditures needed to complete equipment modifications not followed in construction phase

            - "Look-a-like" facilities at Republic Technologies International in Canton, Ohio and Qualitech routinely produce quality billets



---------------------------------------------------------------------------- 25

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
A New Approach (cont'd)


    -   SBQ program includes

        -   80,000 tons of high-quality products per month with Memphis billets

        -   Move up quality and selling price triangle in product marketing

        -   Finalize preliminary requirements discussions with SBQ consumers

    - Utilize 500,000 tons per year of DRI to supply capacity production at Memphis at reduced cost penalty

    - Restore corporate and personal relationships with rebar fabricators, service centers and SBQ customers and the consumers of SBQ "Life & Limb" quality products

        -   DO NOT COMPETE IN REBAR FABRICATION WITH CUSTOMERS

    -   Exit the export scrap Joint Venture


     THE UNITED COMPANY SHAREHOLDER GROUP PROMISES TO TAKE RESPONSIBILITY
                         FOR ALL MANAGEMENT DECISIONS



---------------------------------------------------------------------------- 26

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the SBQ Business

DECISION TO BUILD BAR MILL BEFORE MELT SHOP

        - All original billet suppliers were qualified for customer application

        - If melt shop built first - extended period to qualify billets for the highest quality products

        -   Seamless transition from purchased billets to Memphis billets

        - Cleveland had well established, highly educated and dedicated work force proficient in strict process control standards

        - Production from the original bar mill was considered to be of highest quality in North America

        - Production from new bar mill would be equal to the best in the world - strategic goal



---------------------------------------------------------------------------- 27

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
Sequence of Events Leading to the SBQ Business (cont'd)


MEMPHIS START-UP

        -   November 1, 1997

        - First calendar quarter of 1998, instructions were given to discontinue outside billet purchases a Substantial settlement was paid to one supplier for cancellation

        - By the quarter ending September 30, 1998, Memphis billet production was qualified for critical cold heading quality applications

        -   Quality declined when current Memphis manager was employed

            -   High turnover of personnel accelerated
            -   Decline of maintenance
            -   Unreliable production schedules and billet deliveries

        -   Quality standards were degraded

            - Out of specification billets (chemistry) resulted in substantial write-offs
            - Seams and pipe (unheard of in quality melting operations) caused customer rejection of Cleveland production
            -   High claim costs due to customer rejects

        - Reputation as a quality producer was lost and now Cleveland delegated to low quality producer when utilizing Memphis and Cartersville billets

        - Domestic coiled rod and bar market for bloom cast / rolled billets estimated to be approximately four million tons



---------------------------------------------------------------------------- 28

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
SBQ Quality Pyramid


Diagram of SBQ Quality Pyramid - Selling Price Range $300 per ton to $610 per ton

Valve Spring, Bearing Q, Tire Cord
Music SP Wire, Alloy Chain, CHQ, CFQ, Cold Rolling Q

Fine Wire Q

Continuous Welding Wire, Special Quality

Stick Electrode

Industrial Quality

Upholstery Spring and Mechanical Spring

Mesh, Nail Wire

Birmingham Currently Mired in Bottom Three Levels of Quality Pyramid



---------------------------------------------------------------------------- 29

BACKGROUND OF EVENTS
-------------------------------------------------------------------------------
A New Approach


THE UNITED GROUP'S POSITION


    - If the current Directors do not sign a binding agreement to sell the SBQ business prior to their removal, the Group plans to

        -   Restore operations of the SBQ business

        -   Fix Memphis

        -   Move up the quality pyramid at Cleveland

    -   If the sale of the SBQ business is finalized, the Group will

        - Utilize all legal avenues to block a contract sale of the SBQ assets prior to conclusion of proxy contest

        -   Streamline the existing organization structure

        -   Initiate a formal cost reduction program

        -   Fix Cartersville

        -   Develop a comprehensive marketing plan



     THE UNITED COMPANY SHAREHOLDER GROUP PROMISES TO TAKE RESPONSIBILITY
                         FOR ALL MANAGEMENT DECICISONS



---------------------------------------------------------------------------- 30

-------------------------------------------------------------------------------

                        THE ANNOUNCED RESTRUCTURING PLAN

-------------------------------------------------------------------------------

THE ANNOUNCED RESTRUCTURING PLAN
--------------------------------------------------------------------------------
Sale of the SBQ Business

       We strongly believe that now is not the time to sell this business

       Recent Poor Performance

     - Current management has failed to tell you what price they expect to receive for the SBQ business in their distressed condition or how the disposal of the following obligations will affect price

       -      $75 million Leveraged Lease at Memphis

       - $42.2 million of Industrial Revenue Bonds and other debt associated with the SBQ business

     - Birmingham reported an $85.3 million pre-tax operating loss in fiscal year 1999 on the SBQ business, including $44.4 million in losses in the last two quarters - a $274,000 loss per calendar day

       - The SBQ business lost approximately $21 million in the first quarter of fiscal year 2000

       - The SBQ business has been unprofitable every year since 1996 under the direction of current management

     - Current management claims as much as $100 million in capital expenditures would be necessary to make the SBQ business commercially competitive

----------------------------------------------------------------------------- 32

THE ANNOUNCED RESTRUCTURING PLAN
--------------------------------------------------------------------------------
Sale of the SBQ Business (cont'd)

         Market Timing

     - Current management is attempting to sell the SBQ business in what Mr. Garvey has called "the worst industry conditions in over forty years," thus negatively impacting valuation

     - Furthermore, the sale of Qualitech, a bankrupt SBQ asset, is competing for market attention and price and is therefore likely to reduce the price realized for Birmingham's SBQ business

     - The American Iron Reduction operation is not presently operable

         Conclusion

     - A sale in the current negative environment will make permanent the damage already done to shareholder value by the mismanagement of the SBQ business

----------------------------------------------------------------------------- 33

THE ANNOUNCED RESTRUCTURING PLAN
--------------------------------------------------------------------------------
Impact of SBQ Sale
(Dollars in Millions)

        A STUDY CONDUCTED FOR THE UNITED SHAREHOLDER GROUP ESTIMATES THE IMPACT ON THE VALUE OF THE SBQ ASSETS OF SELLING NOW VERSUS LATER

                                                       SELL SBQ NOW                SELL SBQ LATER
                                                    BEST          WORST          BEST          WORST
                                                  --------      --------       --------      --------
Estimated Gross Proceeds                          $  165.0      $   75.0       $  690.0      $  528.0

     Less:  Leveraged Lease                           74.0          74.0           74.0          74.0

     Less:  Transaction Costs                          8.0           8.0            8.0           8.0

     Less:  IRBs and other associated debt            42.2          42.2           42.2          42.2
                                                  --------      --------       --------      --------
Net Proceeds                                      $   40.8      $  (49.2)      $  565.8      $  403.8

Total Other Liabilities                              586.8         586.8          586.8         586.8
                                                  --------      --------       --------      --------
Liabilities Post SBQ Sale                         $  546.0      $  636.0       $   21.0      $  183.0

Estimated Value of Remaining Assets                  565.0         565.0          565.0         565.0
                                                  --------      --------       --------      --------
IMPLIED MARKET VALUE                              $   19.0            NM       $  544.0      $  382.0

----------------------------------------------------------------------------- 34

THE ANNOUNCED RESTRUCTURING PLAN
--------------------------------------------------------------------------------
Restore SBQ Operations

         DELAYING THE SALE OF THE SBQ BUSINESS HOLDS GREAT POTENTIAL FOR
                          RECOVERING SHAREHOLDER VALUE


     - Weak SBQ market conditions have the potential to improve over the next 12 to 18 months

       -      Recent industry consolidation (Bartech/Republic/USS Kobe)

     - Possible Qualitech sale removes competing asset from the selling process

     - Provides future management team with more time to restore the operation of the SBQ business and thereby increase the market value of the SBQ assets so that a sale of such assets would bring an acceptable price

       -      Could enable a complete refinancing of Birmingham's debt

     - The Group needs to solve the problems at the Memphis facility so that "either it will become a substantial contribution to the Company's profitability or can be sold at a price that will provide the Company a fair value"

----------------------------------------------------------------------------- 35

THE ANNOUNCED RESTRUCTURING PLAN
-------------------------------------------------------------------------------
American Iron Reduction

     - As of June 30, 1999, Birmingham's DRI purchase commitment was 6,726,000 tons at pass through costs plus debt retirement costs

     - As of June 30, 1999, DRI spot market price is $30 per ton less than AIR's pass through

       - At the current price, tonnage commitment implies a penalty of over $200 million

       - Debt retirement cost of approximately $4 million per quarter starting in fourth quarter of fiscal year 2000 - total of $147 million

     - Total obligations of DRI purchase commitment are approximately $350 million

     - AIR is currently in default on $178.9 million of long-term project finance debt

     - Birmingham's Senior Noteholders have restricted the Company from making payments to AIR in excess of the amounts presently required

       - Additionally, Birmingham may be required to obtain approval of its Senior Noteholders to enter into an agreement to terminate or settle any of its obligations relating to AIR

     - Failing to extinguish DRI commitment means Birmingham will retain obligation and must either use DRI in conventional mills at substantial operating and cost penalty or sell DRI on spot market and absorb losses

     - The financial implication of AIR is not included in the current write down of the SBQ business; therefore, further deterioration of shareholders' equity is likely

  Given these factors, how can current management expect to receive favorable terms, or even find a savior, in order to exit AIR?

----------------------------------------------------------------------------- 36

--------------------------------------------------------------------------------

                      THE UNITED COMPANY SHAREHOLDER GROUP

--------------------------------------------------------------------------------

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Proposed Chief Executive Officer

   MR. CORRENTI IS RECOGNIZED AS A COMMUNICATOR AND MOTIVATOR WITH EMPLOYEES,
              STEEL ANALYSTS, SHAREHOLDERS, CUSTOMERS AND SUPPLIERS

                                JOHN D. CORRENTI

     - The Group has slated John D. Correnti to become the Chief Executive Officer of the Company

     - Mr.Correnti served as President, Chief Executive Officer, and Vice Chairman of Nucor Corporation from January 1996 to June 1999 and as President and Chief Operating Officer from 1991 to 1996

       - Nucor is recognized as the premiere steel mini-mill company in the world and is the second largest steel producer in the United States

     - While Mr. Correnti served in an executive capacity, Nucor's revenues increased from approximately $1.5 billion in 1991 to $4.1 billion in 1998

       - Earnings increased during the same period to nearly $300 million from approximately $75 million and stockholders' equity increased to over $2.0 billion from approximately $1.1 billion

     - In 1998, Mr. Correnti was recognized by New Steel Magazine as its Steel Maker of the Year

     - Mr. Correnti has over 30 years experience in the steel industry

       - Prior to joining Nucor, he was associated with United States Steel Corporation from 1969 to 1980 in various managerial capacities

----------------------------------------------------------------------------- 38

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Successful Start-ups Under John Correnti

   One of the principal strengths of John Correnti is in building cutting edge technology mills, on time and with expected start-up results.

(Geographical diagram of Nucor start-ups during John Correnti's tenure:
Norfolk, NE; Crawfordsville, IN; Brigham City - Plymouth, UT; Hickman, AR; Blytheville, AR; Jewett, TX; Berkeley, SC; Darlington - Florence, SC.)

----------------------------------------------------------------------------- 39

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Creating Shareholder Value - John Correnti at Nucor Corp.
(U.S. Dollars in Millions)

(Chart of Increase in Market Value of Equity and Total Market Capitalization of Nucor Corp. from December 31, 1991 to December 31, 1998)

Market Value of Equity
----------------------
December 31, 1991            $1,933.1
December 31, 1998            $3,774.4


Total Market Capitalization (including debt)
--------------------------------------------
December 31, 1991            $2,131.9
December 31, 1998            $4,272.3



----------------------------------------------------------------------------- 40

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Profile of Director Nominees

NAME                  AGE     BACKGROUND

John D. Correnti      52      Served at Nucor Corporation from 1980 until June
                              1999, including most recently as Vice Chairman of
                              the Board of Directors, President and Chief
                              Executive Officer. Currently serves on the Board
                              of Directors of Harnischfeger Industries and
                              Navistar International Corporation.

James A. Todd, Jr.    71      Currently retired, Mr. Todd was the Chief
                              Executive Officer and Chairman of the Board of
                              Directors of the Company from 1991 until January
                              1996. Served as an employee and Director of the
                              Company from January 1996 until retiring in August
                              1996 and as a consultant to the Chairman of the
                              Board from August 1996 until December 1996. In
                              1993, was recognized by as its Steelmaker of the
                              Year. Director of Kinross Gold Corporation.

James W. McGlothlin   59      President, Chief Executive Officer, and Chairman
                              of the Board of Directors of The United Company
                              since 1987. The United Company is primarily
                              engaged in the business of financial services and
                              also invests in or has operations in oil and gas,
                              real estate and golf development, cogeneration,
                              and construction supply and distribution. Serves
                              on the Board of Directors of CSX Corporation.

Donna M. Alvarado     50      President of Aguila International, an
                              international business development consulting
                              firm, since 1994. Was President and Chief
                              Executive Officer of Quest International, a
                              non-profit organization engaged worldwide in
                              developing, publishing and marketing training
                              products for public and private education systems,
                              from 1989 to 1994. Director of Harnischfeger
                              Industries and Park National Bank.

Robert M. Gerrity     61      Self-employed as a consultant since 1995. Was Vice
                              Chairman and a member of the Board of Directors of
                              New Holland N.V., an agricultural and industrial
                              equipment manufacturing company, from 1991 to
                              1995. From 1987 to 1991, served as the President
                              and Chief Executive Officer of Ford New Holland
                              Inc., an agricultural and industrial equipment
                              manufacturing company subsequently consolidated
                              into New Holland N.V. Prior thereto, served in
                              various management capacities at Ford Motor
                              Company, including President of Ford of Brazil.
                              Currently a director of Standard Motor Products
                              and Harnischfeger Industries. Also served as a
                              director of Rubbermaid Inc. from 1992 to 1998.

----------------------------------------------------------------------------- 41

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Profile of Director Nominees (cont'd)

  Name                 Age    Background
Alvin R. Carpenter     57     President and CEO of CSX Transportation, Inc., a
                              railroad transportation company and a wholly-owned
                              subsidiary of CSX Corporation, since 1991. Vice
                              Chairman of CSX Corporation since July, 1999.
                              Served as Executive Vice President of Sales and
                              Marketing at CSX Transportation from 1989 to 1991.

Robert H. Spilman      71     Sole-proprietor of Spilman Properties, an
                              investment company. Served in various capacities
                              at Bassett Furniture Industries, Inc., a
                              manufacturer and retail seller of home furniture,
                              from 1957 until 1997, including as Chief Executive
                              Officer and Chairman of the Board of Directors.
                              Currently serves as director of The Pittston
                              Company and Dominion Resources.

Jerry E. Dempsey       66     Currently retired, Mr. Dempsey was Chief Executive
                              Officer and Chairman of the Board of Directors of
                              PPG Industries, Inc., a manufacturer of protective
                              and decorative coatings, fiberglass products, and
                              specialty chemicals, from 1993 until 1997. Was
                              President and Chief Executive Officer of Chemical
                              Waste Management and Senior Vice President of WMX
                              Technologies, from 1985 until 1993. Director of
                              Eastman Chemical Company and Navistar
                              International Corporation.

Steven R. Berrard      45     Managing Partner of New River Capital Partners, a
                              private equity firm with an investment strategy
                              focused on branded specialty retail, e-commerce
                              and education. From January 1997 to September 1999
                              was Co-Chief Executive Officer of AutoNation,
                              Inc., the world's largest automotive retailer and
                              a leading provider of vehicle rental services.
                              Prior to joining AutoNation, was President and
                              Chief Executive Officer of the Blockbuster
                              Entertainment Group, a division of Viacom, Inc.,
                              one of the world's largest entertainment
                              companies. Served as Vice Chairman, President and
                              Chief Operating Officer of Blockbuster
                              Entertainment Corporation until its merger with
                              Viacom in 1994. Served as President and Chief
                              Executive Officer and a Director of Spelling
                              Entertainment Group, Inc. from 1993 to 1996 and as
                              a Director of Viacom from 1994 to 1996. Currently
                              serves as a Director of Gerald Stevens, Inc., Boca
                              Resorts, Inc. and AutoNation.

----------------------------------------------------------------------------- 42

--------------------------------------------------------------------------------

                                  THE NEW PLAN

--------------------------------------------------------------------------------

THE NEW PLAN
--------------------------------------------------------------------------------
Plan Outline

        General

Our goal: To make Birmingham Steel one of the lowest-cost, highest-quality steel producers in rebar, merchant products and SBQ

     - Provide effective management and leadership

     - Attempt to complete proxy contest without triggering the "change in control" provisions associated with the Company's outstanding debt securities

     - Implement the best "Nucor-style" and "Birmingham-style" attitudes, philosophies and cultures

     - Select individuals that share this operating philosophy and culture

----------------------------------------------------------------------------- 44

THE NEW PLAN
--------------------------------------------------------------------------------
Plan Outline (cont'd)

         OPERATING PLAN

     - Initiate organized cost reduction program

     - Operate core facilities at or above nameplate capacity

       - Any potential pressure on selling price is more than compensated with improved cost position

     - Re-establish relationships with service center and rebar fabricator customer bases

       - Service centers account for over half of merchant bar sales, yet they have been largely ignored by current management

     - SBQ Business:

       -      Re-establish customer confidence with automotive and other OEMs
       -      Improve qualification performance

     - Rebuild AS&W sales, marketing and quality control groups

     - Focus efforts on fixing the Memphis melt shop-- tremendous upside potential

       -      Install competent, permanent management team
       -      Reduce employee turnover and improve employee training
       - Once Cleveland is properly supplied with Memphis billets, it should be one of the lowest-cost SBQ producers in the United States

               --   Non-union facility
               --   World-class equipment

----------------------------------------------------------------------------- 45

THE NEW PLAN
--------------------------------------------------------------------------------
Plan Outline (cont'd)

       OPERATING PLAN (CONT'D)

       -      May take at least 18 months to implement

       - Memphis not just an SBQ asset but a corporate asset that can support other types of mills

     - Fix Operations at Cartersville

       -      Provide leadership
       -      Replace electrical control system using a reputable vendor
       - Reduce down-time through adequate preventative and predictive maintenance
       -      Reorganize sales and marketing program

     - Take advantage of location in the heart of the Southeast construction market and improve relationships with steel service centers

----------------------------------------------------------------------------- 46

THE NEW PLAN
--------------------------------------------------------------------------------
Plan Outline (cont'd)

         STRATEGIC PLAN

     - First priority is to fix Birmingham's balance sheet

     - Secondly, attempt to become a leader in the consolidation of the steel industry

       -      OUR GOAL IS TO GROW, NOT SHRINK, THE COMPANY


         FINANCIAL PLAN


     - Improve cash flows through better operational performance and customer satisfaction

     - Recapitalize the Company when the capital markets allow a reasonable opportunity

     - Evaluate asset sales only when fair values can be obtained

----------------------------------------------------------------------------- 47

--------------------------------------------------------------------------------

                         CHANGE OF CONTROL IMPLICATIONS

--------------------------------------------------------------------------------

CHANGE OF CONTROL IMPLICATIONS
--------------------------------------------------------------------------------
Cash Effects Upon a Change of Control (a)
(Dollars in Millions)

      The current Board of Directors can spare the Company the expense and exposure of a change of control by agreeing to nominate a compromise slate of Directors(b)

             - This change of control is what we are trying to avoid

             Possible Defaults()

             $216.0      Revolver balance - placed into default upon change of control

              280.0      Senior Notes - potentially "put" back to Birmingham upon change of control

               75.0      Leverage Lease at Memphis

               42.2      Solid Waste Disposal Revenue Bonds and certain other obligations

                9.1      Make-whole provision on Notes
             ------
             $622.3      POTENTIAL LIABILITY (c)
             ======

        In addition, all Company options outstanding immediately vest

------------------
(a) Source: Company Proxy filed September 22, 1999.
(b) Assumes the nominated compromise slate is elected by the Company shareholders.
(c) The Cartersville Leverage Lease may also be subject to default.

----------------------------------------------------------------------------- 49

CHANGE OF CONTROL IMPLICATIONS
--------------------------------------------------------------------------------
Cash Effects Upon a Change of Control (cont'd)


         $15.5 MILLION EXECUTIVE SEVERANCE PAYMENTS

     - Amounts increased by approximately 50% as of the September 2, 1999 Restatement of the Executive Severance Plan

     - Change of control provision that would have allowed a new Board nominated by the previous Board to escape this payment was revised in the September 2, 1999 Restatement and now excludes the nomination of "a Director whose initial assumption of office is in connection with an actual or threatened contest, including but not limited to a proxy or consent solicitation, relating to the election of Directors of the Company or a settlement of such contest or consent solicitation"


----------------------------------------------------------------------------- 50

CHANGE OF CONTROL IMPLICATIONS
--------------------------------------------------------------------------------
Debt Clauses


          BANK CREDIT AGREEMENT

     - A "change in control" includes a change in the majority of the Board of Directors during any twelve month period (other than action by existing Board of Directors)

     - Constitutes an event of default

     - Waivable upon agreement of a majority (determined by dollar value held) of the bank lenders

          SENIOR NOTES

     - A "change in control" includes any acquisition by any person or group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors

     - Requires the Company to make to the note holders a written offer to prepay the senior notes

----------------------------------------------------------------------------- 51

THE UNITED COMPANY SHAREHOLDER GROUP
--------------------------------------------------------------------------------
Forward-Looking Statements

     - The U.S. securities laws provide a "safe harbor" for certain forward-looking statements. This presentation contains forward-looking statements, including statements concerning the business, future financial position, results of operations, business strategy, estimated cost savings and other benefits of the Group's proposed management of Birmingham. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to put undue reliance on forward-looking statements. The Group disclaims any intent or obligation to update such forward-looking statements.

----------------------------------------------------------------------------- 52